Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Adeptus Health Inc. 2014 Omnibus Incentive Plan of our report dated March 14, 2014, with respect to the consolidated financial statements of SCP III AIV THREE-FCER Blocker, Inc., included in the Registration Statement on Form S-1 (No. 333-196142) and related Prospectus of Adeptus Health Inc., filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Baltimore, MD

June 24, 2014